Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Galectin Therapeutics, Inc. (the “Company”) of our report dated March 30, 2023, relating to the consolidated financial statements for the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Cherry Bekaert LLP
Cherry Bekaert LLP
Atlanta, Georgia
April 14, 2023